Exhibit 99.1

Clearway Energy, Inc. Reports First Quarter 2022 Financial Results

•Closed the sale of Clearway's Thermal Business on May 1st
•Repaid all outstanding borrowings under the revolving credit facility and the Bridge Loan Agreement
•Advanced previously committed growth through the initial funding of the Mililani solar project
•Updating 2022 financial guidance due to the closing of the Thermal transaction
•Increasing the quarterly dividend by 2% to $0.3536 per share in the second quarter of 2022, or $1.414 per share annualized
•Reaffirming annual dividend per share growth in the upper range of 5% to 8% through 2026

PRINCETON, NJ — May 5, 2022— Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) today reported first quarter 2022 financial results, including a Net Loss of $(97) million, Adjusted EBITDA of $260 million, Cash from Operating Activities of $93 million, and Cash Available for Distribution (CAFD) of $(2) million.

"Clearway's near-term outlook remains on track with first quarter financial results within the Company's sensitivity range. Over the long-term, and with the sale of the Thermal Business now complete, the Company has unprecedented financial flexibility to create value for Clearway's investors,” said Christopher Sotos, Clearway Energy, Inc.’s President and Chief Executive Officer. “Through the approximate $1.35 billion in net proceeds from the Thermal sale, we have immediately repaid outstanding temporary corporate borrowings and remain on track to fund the balance of the $600 million in previously committed growth investments, including the recent investment in the Mililani solar project, allowing us the ability to reaffirm our pro forma CAFD outlook. With $750 million of excess proceeds, of which over $300 million is currently planned for future drop-downs from our sponsor, we are reaffirming our expectation to achieve the upper range of our 5% to 8% annual dividend growth objective through at least 2026.”

Adjusted EBITDA and Cash Available for Distribution used in this press release are non-GAAP measures and are explained in greater detail under “Non-GAAP Financial Information” below.

Overview of Financial and Operating Results

Segment Results

Table 1: Net Income/(Loss)

($ millions)	Three Months Ended
Segment	3/31/22	3/31/21
Conventional	47	33
Renewables	(119)	(56)
Thermal	13	4
Corporate	(38)	(57)
Net Loss	$(97)	$(76)

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended
Segment	3/31/22	3/31/21
Conventional	98	87
Renewables	154	103
Thermal	18	17
Corporate	(10)	(9)
Adjusted EBITDA	260	$198

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended
($ millions)	3/31/22	3/31/21
Cash from Operating Activities	93	47
Cash Available for Distribution (CAFD)	$(2)	$(15)

For the first quarter of 2022, the Company reported a Net Loss of $(97) million, Adjusted EBITDA of $260 million, Cash from Operating Activities of $93 million, and CAFD of $(2) million. Net Loss increased versus 2021 primarily due to non-cash mark-to-market losses for economic hedging activities. Adjusted EBITDA results in the first quarter of 2022 were higher than 2021 primarily due to the contribution of growth investments and the impact on results in 2021 from the severe winter weather event in Texas in February of 2021. CAFD results during the first quarter of 2022 were higher than 2021 primarily due to the severe winter weather event in Texas in February 2021.

Operational Performance

Table 4: Selected Operating Results

(MWh and MWht in thousands)	Three Months Ended
	3/31/22	3/31/21
Conventional Equivalent Availability Factor[1]	95.3%	83.2%
Renewables Generation Sold (MWh)[2]	3,319	2,530
Thermal Generation Sold (MWh/MWht)	666	624

In the first quarter of 2022, availability at the Conventional segment was higher than the first quarter of 2021 primarily due to the timing of spring outages from the prior year. Generation in the Renewables segment during the first quarter of 2022 was 31% higher than the first quarter of 2021 primarily due to the contribution of growth investments.

1 Excludes unconsolidated projects
2 Generation sold excludes MWh that are reimbursable for economic curtailment; volumes do not include the MWh generated/sold by the Company's equity method investments

Liquidity and Capital Resources

Table 5: Liquidity

($ millions)	3/31/2022	12/31/2021
Cash and Cash Equivalents:
Clearway Energy, Inc. and Clearway Energy LLC, excluding subsidiaries	$45	$33
Subsidiaries	95	146
Restricted Cash:
Operating accounts	135	246
Reserves, including debt service, distributions, performance obligations and other reserves	191	229
Total Cash	$466	$654
Revolving credit facility availability	108	167
Total Liquidity	$574	$821

Total liquidity as of March 31, 2022 was $574 million, which was $247 million lower than as of December 31, 2021, driven by the funding of growth investments and lower restricted cash balances at project level subsidiaries.

As of March 31, 2022, the Company's liquidity included $326 million of restricted cash. Restricted cash consists primarily of funds to satisfy the requirements of certain debt arrangements and funds held within the Company's projects that are restricted in their use. As of March 31, 2022, these restricted funds were comprised of $135 million designated to fund operating expenses, approximately $38 million designated for current debt service payments, and $135 million of reserves for debt service, performance obligations and other items including capital expenditures. The remaining $18 million is held in distribution reserve accounts.

On May 3, 2022, the Company, utilizing proceeds from the sale of the Thermal Business discussed below, repaid $305 million of outstanding borrowings under its revolving credit facility and $335 million of borrowings under the Bridge Loan Agreement.

Potential future sources of liquidity include excess operating cash flow, excess cash from the sale of the Thermal Business, availability under the revolving credit facility, asset dispositions, and, subject to market conditions, new corporate debt and equity financings.

Divestitures

Disposition of the Thermal Business

On May 1, 2022, the Company, through its subsidiary Clearway Energy Operating LLC, closed the sale of its Thermal Business to KKR for total consideration of $1.9 billion. The Company estimates that the sale of the Thermal Business will result in a gain of approximately $1.3 billion. Following the assumption of project level debt, transaction expenses, capital expenditures that were required as part of the transaction, and the current estimate for future taxes and other obligations owed, the Company currently estimates net proceeds from the sale of the Thermal Business to be approximately $1.35 billion.

Growth Investments

Mililani Solar

On March 25, 2022, the Company, through an indirect subsidiary, invested in the Mililani I solar project, a 39 MW solar project with 156 MWh of storage capacity that is currently under construction, located in Oahu, Hawaii, from a subsidiary of Clearway Group for cash consideration of $22 million. The project is expected to achieve commercial operations in the second half of 2022 and its expected output is backed by a 20-year power purchase agreement with an investment-grade utility. The acquisition was determined to be an asset acquisition and the Company consolidates Mililani I on a prospective basis in its financial statements.

Financing Update

Viento Funding II, LLC

On March 16, 2022, the Company, through an indirect subsidiary entered into a financing agreement which included the issuance of a $190 million term loan as well as $35 million in letters of credit, supported by the Company’s interests in the Elkhorn Ridge, Laredo Ridge, San Juan Mesa and Taloga wind projects. The term loan bears annual interest at a rate of SOFR plus an applicable margin, which is 1.35% per annum through the fourth anniversary of the term loan and 1.50% per annum thereafter through the maturity date of March 16, 2029. The proceeds from the term loan were used to pay off the existing debt in the amount of $186 million related to Laredo Ridge, Tapestry Wind LLC and Viento Funding II, LLC and to pay related financing costs.

Bridge Loan Agreement

On November 30, 2021, Clearway Energy Operating LLC entered into a senior secured bridge credit agreement, or the Bridge Loan Agreement, that provides for a term loan facility with an aggregate principal amount of $335 million. The borrowings under the Bridge Loan Facility were used to acquire the Utah Solar Portfolio on December 1, 2021. On May 3, 2022, the Company used proceeds from the disposition of the Thermal Business to repay the outstanding principal of $335 million.

Quarterly Dividend

On May 4, 2022, Clearway Energy, Inc.’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.3536 per share payable on June 15, 2022, to stockholders of record as of June 1, 2022.

For 2022, the Company anticipates that, due to the sale of the Thermal Business, it may have positive current year earnings and profits. As a result, a portion of any dividends paid to holders of Class A and Class C common stock in 2022 may be treated as taxable dividends for U.S. federal income tax purposes. Such portion of the dividends that could be treated as taxable will depend upon a number of factors, including, but not limited to, the amount of actual gain from the Thermal business sale, overall business performance, and other business activity during the year.
Seasonality

Clearway Energy, Inc.’s quarterly operating results are impacted by seasonal factors, as well as weather variability which can impact renewable energy resource. Most of the Company's revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s portfolio. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•Higher summer capacity prices from conventional assets;
•Higher solar insolation during the summer months;
•Higher wind resources during the spring and summer months;
•Debt service payments which are made either quarterly or semi-annually;
•Timing of maintenance capital expenditures and the impact of both unforced and forced outages; and
•Timing of distributions from unconsolidated affiliates

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distributions and operating activities on a quarterly basis.

Financial Guidance and Pro Forma CAFD Outlook

With the Thermal sale complete, the Company is updating its 2022 full year CAFD guidance to $365 million. The Company's 2022 financial guidance factors in the contribution of committed growth investments based on current expected closing timelines and the closing of Thermal disposition on May 1, 2022. 2022 CAFD guidance does not factor in the timing of when CAFD is realized from new growth investments pursuant to 5-year averages beyond 2022.

With the effects above, the timing of CAFD realization pursuant to 5-year averages, asset CAFD across all segments being materially in-line with current profiles, the Company is reiterating its pro forma CAFD outlook expectations of approximately $385 million.

Financial guidance and the pro forma CAFD outlook continue to be based on median renewable energy production estimates for the full year and do not factor in any additional CAFD related to the allocation of excess proceeds from the sale of the Thermal Business.

Earnings Conference Call

On May 5, 2022, Clearway Energy, Inc. will host a conference call at 8:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to Clearway Energy, Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest renewable energy owners in the US with over 5,000 net MW of installed wind and solar generation projects. The Company's over 7,500 net MW of assets also include approximately 2,500 net MW of environmentally-sound, highly efficient natural gas generation facilities. Through this environmentally-sound diversified and primarily contracted portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor, Global Infrastructure Partners.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” "target," “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding, the Company’s dividend expectations and its operations, its facilities and its financial results, impacts related to COVID-19 (including any variant of the virus) or any other pandemic, the benefits of the relationship with Global Infrastructure Partners and Global Infrastructure Partners' expertise, the Company’s future relationship and arrangements with Global Infrastructure Partners and Clearway Energy Group, as well as the Company's Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although Clearway Energy, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, the Company's ability to maintain and grow its quarterly dividend, impacts related to COVID-19 (including any variant of the virus) or any other pandemic, risks relating to the Company's relationships with Global Infrastructure Partners and Clearway Energy Group, the failure to identify, execute or successfully implement acquisitions or dispositions (including receipt of third party consents and regulatory approvals), the Company's ability to acquire assets from Global Infrastructure Partners or Clearway Energy Group, the Company’s ability to raise additional capital due to its indebtedness, corporate structure, market conditions or otherwise, hazards customary in the power industry, weather conditions, including wind and solar performance, the Company’s ability to operate its businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from its asset-based businesses in relation to its debt and other obligations, the willingness and ability of counterparties to the Company’s offtake agreements to fulfill their obligations under such agreements, the Company's ability to enter into new contracts as existing contracts expire, changes in government regulations, operating and financial restrictions placed on the Company that are contained in the project-level debt facilities and other agreements of the Company and its subsidiaries, cyber terrorism and inadequate cybersecurity and the Company’s ability to borrow additional funds and access capital markets. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

Clearway Energy, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and Cash Available for Distribution are estimates as of today’s date, May 5, 2022, and are based on assumptions believed to be reasonable as of this date. Clearway Energy, Inc. expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause Clearway Energy, Inc.’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy, Inc.’s future results included in Clearway Energy, Inc.’s filings with the Securities and Exchange Commission at

www.sec.gov. In addition, Clearway Energy, Inc. makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities and Exchange Commission.

# # #
Contacts:

Investors:                Media:
    Akil Marsh                Zadie Oleksiw
    investor.relations@clearwayenergy.com    media@clearwayenergy.com
    609-608-1500                202-836-5754

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
(In millions, except per share amounts)	2022	2021
Operating Revenues
Total operating revenues	$214	$237
Operating Costs and Expenses
Cost of operations, exclusive of depreciation, amortization and accretion shown separately below	128	110
Depreciation, amortization and accretion	124	128
General and administrative	12	10
Transaction and integration costs	2	2
Development costs	1	1
Total operating costs and expenses	267	251
Operating Loss	(53)	(14)
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	4	4
Other income, net	—	1
Loss on debt extinguishment	(2)	(42)
Interest expense	(47)	(45)
Total other expense, net	(45)	(82)
Loss Before Income Taxes	(98)	(96)
Income tax benefit	(1)	(20)
Net Loss	(97)	(76)
Less: Loss attributable to noncontrolling interests and redeemable interests	(65)	(79)
Net (Loss) Income Attributable to Clearway Energy, Inc.	$(32)	$3
(Losses) Earnings Per Share Attributable to Clearway Energy, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	35
Weighted average number of Class C common shares outstanding - basic and diluted	82	82
(Losses) Earnings per Weighted Average Class A and Class C Common Share - Basic and Diluted	$(0.28)	$0.03
Dividends Per Class A Common Share	$0.3468	$0.3240
Dividends Per Class C Common Share	$0.3468	$0.3240

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(Unaudited)

	Three months ended March 31,
(In millions)	2022	2021
Net Loss	$(97)	$(76)
Other Comprehensive Income
Unrealized gain on derivatives, net of income tax expense of, $2 and $2	14	11
Other comprehensive income	14	11
Comprehensive Loss	(83)	(65)
Less: Comprehensive loss attributable to noncontrolling interests and redeemable interests	(57)	(72)
Comprehensive (Loss) Income Attributable to Clearway Energy, Inc.	$(26)	$7

CLEARWAY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	March 31, 2022	December 31, 2021
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$140	$179
Restricted cash	326	475
Accounts receivable — trade	153	144
Inventory	38	37
Derivative instruments	2	—
Current assets held-for-sale	653	631
Prepayments and other current assets	61	65
Total current assets	1,373	1,531
Property, plant and equipment, net	7,661	7,650
Other Assets
Equity investments in affiliates	374	381
Intangible assets for power purchase agreements, net	2,379	2,419
Other intangible assets, net	78	80
Derivative instruments	16	6
Deferred income taxes	100	95
Right-of-use assets, net	528	550
Other non-current assets	119	101
Total other assets	3,594	3,632
Total Assets	$12,628	$12,813
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$770	$772
Accounts payable — trade	76	74
Accounts payable — affiliates	15	107
Derivative instruments	71	46
Accrued interest expense	40	54
Current liabilities held-for-sale	500	494
Accrued expenses and other current liabilities	55	84
Total current liabilities	1,527	1,631
Other Liabilities
Long-term debt	6,979	6,939
Deferred income taxes	11	13
Derivative instruments	252	196
Long-term lease liabilities	541	561
Other non-current liabilities	179	173
Total other liabilities	7,962	7,882
Total Liabilities	9,489	9,513
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 201,995,385 shares issued and outstanding (Class A 34,599,645, Class B 42,738,750, Class C 81,918,240, Class D 42,738,750) at March 31, 2022 and 201,856,166 shares issued and outstanding (Class A 34,599,645, Class B 42,738,750, Class C 81,779,021, Class D 42,738,750) at December 31, 2021	1	1
Additional paid-in capital	1,826	1,872
Accumulated deficit	(65)	(33)
Accumulated other comprehensive loss	—	(6)
Noncontrolling interest	1,377	1,466
Total Stockholders’ Equity	3,139	3,300
Total Liabilities and Stockholders’ Equity	$12,628	$12,813

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
(In millions)	2022	2021
Cash Flows from Operating Activities
Net Loss	$(97)	$(76)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(4)	(4)
Distributions from unconsolidated affiliates	11	13
Depreciation, amortization and accretion	124	128
Amortization of financing costs and debt discounts	4	4
Amortization of intangibles	42	32
Loss on debt extinguishment	2	42
Reduction in carrying amount of right-of-use assets	4	2
Changes in deferred income taxes	(1)	(20)
Changes in derivative instruments	82	(27)
Cash used in changes in other working capital
Changes in prepaid and accrued liabilities for tolling agreements	(44)	(44)
Changes in other working capital	(30)	(3)
Net Cash Provided by Operating Activities	93	47
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	—	(111)
Acquisition of Drop Down Assets	(51)	(132)
Capital expenditures	(47)	(58)
Asset purchase from affiliate	—	(21)
Return of investment from unconsolidated affiliates	3	8
Other	3	—
Net Cash Used in Investing Activities	(92)	(314)
Cash Flows from Financing Activities
Contributions from noncontrolling interests, net of distributions	23	229
Payments of dividends and distributions	(70)	(66)
Distributions to CEG of escrowed amounts	(64)	—
Proceeds from the revolving credit facility	80	195
Payments for the revolving credit facility	(20)	(170)
Proceeds from the issuance of long-term debt	194	1,004
Payments of debt issuance costs	(4)	(15)
Payments for long-term debt	(317)	(957)
Other	(6)	13
Net Cash (Used in) Provided by Financing Activities	(184)	233
Reclassification of Cash to Assets Held-for-Sale	(5)	—
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(188)	(34)
Cash, Cash Equivalents and Restricted Cash at beginning of period	654	465
Cash, Cash Equivalents and Restricted Cash at end of period	$466	$431

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Three Months Ended March 31, 2022
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity
Balances at December 31, 2021	$—	$1	$1,872	$(33)	$(6)	$1,466	$3,300
Net loss	—	—	—	(32)	—	(67)	(99)
Unrealized gain on derivatives, net of tax	—	—	—	—	6	8	14
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(3)	(3)
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	28	28
Mesquite Sky Drop Down	—	—	(1)	—	—	(7)	(8)
Black Rock Drop Down	—	—	—	—	—	1	1
Mililani I Drop Down	—	—	(11)	—	—	(19)	(30)
Non-cash adjustments for change in tax basis	—	—	8	—	—	—	8
Stock based compensation	—	—	(2)	—	—	—	(2)
Common stock dividends and distributions to CEG unit holders	—	—	(40)	—	—	(30)	(70)
Balances at March 31, 2022	$—	$1	$1,826	$(65)	$—	$1,377	$3,139

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Three Months Ended March 31, 2021
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Non-controlling Interest	Total Stockholders' Equity
Balances at December 31, 2020	$—	$1	$1,922	$(84)	$(14)	$890	$2,715
Net income (loss)	—	—	—	3	—	(81)	(78)
Unrealized gain on derivatives, net of tax	—	—	—	—	4	7	11
Contributions from CEG, non-cash	—	—	—	—	—	27	27
Contributions from CEG, cash	—	—	—	—	—	103	103
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	126	126
Agua Caliente acquisition	—	—	—	—	—	273	273
Rattlesnake Drop Down	—	—	—	—	—	(118)	(118)
Non-cash adjustments for change in tax basis	—	—	2	—	—	—	2
Common stock dividends and distributions to CEG unit holders	—	—	(38)	—	—	(28)	(66)
Balances at March 31, 2021	$—	$1	$1,886	$(81)	$(10)	$1,199	$2,995

Appendix Table A-1: Three Months Ended March 31, 2022, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$47	$(119)	$13	$(38)	$(97)
Plus:
Income Tax Benefit	—	—	—	(1)	(1)
Interest Expense, net	8	8	5	26	47
Depreciation, Amortization, and ARO	33	91	—	—	124
Contract Amortization	6	36	—	—	42
Loss on Debt Extinguishment	—	2	—	—	2
Mark to Market (MtM) Losses on Economic Hedges	—	126	—	—	126
Transaction and Integration costs	—	—	—	2	2
Other Non-recurring Charges	1	—	—	—	1
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	10	—	—	13
Non-Cash Equity Compensation	—	—	—	1	1
Adjusted EBITDA	$98	$154	$18	$(10)	$260

Appendix Table A-2: Three Months Ended March 31, 2021, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$33	$(56)	$4	$(57)	$(76)
Plus:
Income Tax Benefit	—	—	—	(20)	(20)
Interest Expense, net	11	4	5	25	45
Depreciation, Amortization, and ARO	34	87	7	—	128
Contract Amortization	6	25	1	—	32
Loss on Debt Extinguishment	—	1	—	41	42
Transaction and Integration costs	—	—	—	2	2
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	18	—	—	21
Adjusted EBITDA	$87	$103	$17	$(9)	$198

Appendix Table A-3: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended
($ in millions)	3/31/22	3/31/21
Adjusted EBITDA	$260	$198
Cash interest paid	(97)	(93)
Changes in prepaid and accrued liabilities for tolling agreements	(44)	(44)
Adjustments to reflect sale-type leases and payments for lease expenses	1	—
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(16)	(25)
Distributions from unconsolidated affiliates	11	13
Changes in working capital and other	(22)	(2)
Cash from Operating Activities	93	47
Changes in working capital and other	22	2
Development Expenses[3]	1	1
Return of investment from unconsolidated affiliates	3	8
Net contributions (to)/from non-controlling interest[4]	(10)	27
Maintenance capital expenditures	(7)	(6)
Principal amortization of indebtedness[5]	(104)	(94)
Cash Available for Distribution	$(2)	$(15)

3 Primarily relates to Thermal Development Expenses
4 2022 excludes $50 million of contributions related to the funding of Mesquite Sky, Black Rock, and Mililani; 2021 excludes $107 million of contributions related to funding of Rattlesnake
5 2022 excludes $186 million for the refinancing of Tapestry Wind, Laredo Ridge, and Viento, and $27 million for the repayment of bridge loans in connection with Mililani; 2021 excludes $805 million total consideration for the redemption of Corporate Notes and revolver payments and $52 million in connection with Pinnacle repowering

Appendix Table A-4: Three Months Ended March 31, 2022, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2022:

Three Months Ended
($ in millions)	3/31/22
Sources:
Proceeds from issuance of long-term debt	194
Net cash provided by operating activities	93
Proceeds from the revolving credit facility	80
Contributions from noncontrolling interests, net of distributions	23
Return of investment from unconsolidated affiliates	3

Uses:
Payments for long-term debt	(317)
Payments of dividends and distributions	(70)
Distributions to CEG of escrowed amounts	(64)
Acquisition of Drop Down Assets, net of cash acquired	(51)
Capital expenditures	(47)
Payments for the revolving credit facility	(20)
Other net cash outflows	(12)

Change in total cash, cash equivalents, and restricted cash	$(188)

Appendix Table A-5: Adjusted EBITDA and Cash Available for Distribution Guidance and Pro Forma Outlook

($ in millions)	2022 Full Year Guidance	Pro Forma CAFD Outlook
Net Income	$110	$75
Income Tax Expense	20	15
Interest Expense, net	445	385
Depreciation, Amortization, and ARO Expense	585	530
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	60	45
Non-Cash Equity Compensation	5	5
Adjusted EBITDA	1,225	1,055
Cash interest paid	(317)	(285)
Changes in prepaid and accrued liabilities for tolling agreements	10	(5)
Adjustments to reflect sale-type leases and payments for lease expenses	7	6
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(85)	(86)
Cash distributions from unconsolidated affiliates[6]	45	48
Income Tax Payment	(2)	—
Cash from Operating Activities	883	733
Development Expense[7]	3	—
Net distributions to non-controlling interest[8]	(64)	(67)
Maintenance capital expenditures	(30)	(20)
Principal amortization of indebtedness	(427)	(261)
Cash Available for Distribution	$365	$385

6 Distribution from unconsolidated affiliates can be classified as Return of Investment on Unconsolidated Affiliates when actuals are reported. This is below cash from operating activities
7 Primarily relates to Thermal Development Expenses
8 Includes tax equity proceeds and distributions to tax equity partners

Non-GAAP Financial Information

EBITDA and Adjusted EBITDA

EBITDA, Adjusted EBITDA, and Cash Available for Distribution (CAFD) are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of non-GAAP financial measures should not be construed as an inference that Clearway Energy’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because Clearway Energy considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than Clearway Energy does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of Clearway Energy’s business. Clearway Energy compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, non-cash equity compensation expense, asset write offs and impairments; and factors which we do not consider indicative of future operating performance such as transition and integration related costs. The reader is encouraged to evaluate each adjustment and the reasons Clearway Energy considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future Clearway Energy may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, non-cash equity compensation expense, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution

A non-GAAP measure, Cash Available for Distribution is defined as of March 31, 2022 as Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, cash receipts from notes receivable, cash distributions from noncontrolling interests, adjustments to reflect sales-type lease cash payments and payments for lease expenses, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, changes in prepaid and accrued capacity payments, and adjusted for development expenses. Management believes CAFD is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to CAFD is cash provided by operating activities.

However, CAFD has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non-GAAP measure and should not be considered an alternative to cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash provided by operating activities.